As filed with the Securities and Exchange Commission on June 8, 2000.
                                           Registration Statement No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                           HIGHWOODS PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)
Maryland                                                              56-1869557
(State or other jurisdiction                                    (I.R.S. Employer
of incorporation)                                            Identification No.)
                         3100 Smoketree Court, Suite 600
                          Raleigh, North Carolina 27604
          (Address of principal executive offices, including zip code)

                           HIGHWOODS PROPERTIES, INC.
                        2000 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                               Mack D. Pridgen III
                       Vice President and General Counsel
                           Highwoods Properties, Inc.
                         3100 Smoketree Court, Suite 600
                          Raleigh, North Carolina 27604
                                 (919) 872-4924

            (Name, address and telephone number of agent for service)


                         Calculation Of Registration Fee

   Title of Securities                           Proposed Maximum       Proposed Maximum       Amount of
     to be registered       Amount to be             Offering          Aggregate Offering     Registration
                             Registered        Price Per Unit(1)(2)         Price(2)             Fee(3)
common stock, par value    500,000 shares            $23.875               $11,937,500           $3,152
($0.01 per share)

(1) Offering prices vary in relation to the market price of the registrant's common stock. This offering is made pursuant to an employee benefit plan that provides the offering price will be the lesser of 85% of the average of the closing price for the registrant's common stock on the New York Stock Exchange for the five trading days ending on (i) the first day of the calendar quarter or
(ii) the last day of the calendar quarter in which the common stock is offered.

(2) Computed pursuant to Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, on the basis of the average of the high and low prices of the registrant's common stock reported on the New York Stock Exchange on June 7, 2000.

(3)  See explanatory note below.

EXPLANATORY NOTE

Highwoods Properties files this registration statement on Form S-8 with respect to its recently adopted Highwoods Properties, Inc. 2000 Employee Stock Purchase Plan. The 2000 Employee Stock Purchase Plan replaces the Highwoods Properties, Inc. 1997 Employee Stock Purchase Plan, with respect to which Highwoods Properties filed, on June 20, 1997, a registration statement on Form S-8 (registration no. 333-29763). Concurrently with its filing of this registration statement, Highwoods Properties is filing a post-effective amendment to registration no. 333-29763 to deregister 434,047 of the 500,000 shares of common stock originally registered on registration no. 333-29763. Pursuant to Instruction E of Form S-8, registration no. 333-29763 is incorporated by reference into this registration statement, and Highwoods Properties carries forward to this registration statement the 434,047 deregistered shares and $3,152 of the $4,414.78 filing fee paid in connection with registration no. 333-29763. With this registration statement, Highwoods Properties is registering 65,953 shares in addition to the 434,047 shares carried forward from registration no. 333-29763, for a total of 500,000 shares.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the registrant with the Securities and Exchange Commission pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein and in the prospectus constituting a part of this registration statement:

         1. The registrant's annual report on Form 10-K for the year ended December 31, 1999 (as amended on May 19, 2000);

         2. The registrant's quarterly report filed on Form 10-Q for the quarter ended March 31, 2000;

         3. The description of the common stock of the registrant included in the registrant's registration statement on Form 8-A, dated May 16, 1994.

         All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such reports and documents.

         For purposes of this registration statement, any statement contained in a report, document or appendix incorporated, or deemed to be incorporated, by reference in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any subsequently filed report, document or appendix, which also is or is deemed incorporated by reference, modifies or supersedes such statement in such report, document or appendix. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

         The registrant will provide without charge to each person to whom the prospectus constituting a part of this registration statement is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein and in the prospectus by reference (other than exhibits to such documents that are not specifically incorporated by reference in such documents). Written requests for such copies should be directed to Investor Relations, Highwoods Properties, Inc., 3100 Smoketree Court, Suite 600, Raleigh, North Carolina 27604. Telephone requests may be directed to (919) 872-4924.


ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.


ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The registrant's officers and directors are and will be indemnified against certain liabilities in accordance with the Maryland General Corporation Law ("MGCL"), the articles of incorporation and bylaws of the registrant and the partnership agreement of Highwoods Realty Limited Partnership, which is the North Carolina limited partnership through which the registrant conducts its business. The articles of incorporation require the registrant to indemnify its directors and officers to the fullest extent permitted from time to time by the MGCL. The MGCL permits a corporation to indemnify its directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, or the director or officer actually received an improper personal benefit in money, property or services, or in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

         The partnership agreement of Highwoods Realty Limited Partnership also provides for indemnification of the registrant and its officers and directors to the same extent indemnification is provided to officers and directors of the registrant in its articles of incorporation and limits the liability of the registrant and its officers and directors to Highwoods Realty Limited Partnership and its partners to the same extent liability of officers and directors of the registrant to the registrant and its stockholders is limited under the registrant's articles of incorporation.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.


ITEM 8.           EXHIBITS

Exhibit No.       Description
-----------       -----------

5.1 Opinion of Alston & Bird LLP regarding the legality of the shares of Common Stock being registered

23.1              Consent of Alston & Bird LLP (included in Exhibit 5.1)

23.2              Consent of Ernst & Young LLP

99.1              Highwoods Properties, Inc. 2000 Employee Stock Purchase Plan


ITEM 9.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the registrant's articles of incorporation, bylaws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on June 8, 2000.

                                              HIGHWOODS PROPERTIES, INC.

                                              By:   /s/ Ronald P. Gibson
                                                    --------------------
                                                    Ronald P. Gibson
                                                    President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                  Name                                     Title                                          Date
             /s/O. Temple Sloan, Jr.           Chairman of the Board of Directors                      June 8, 2000
------------------------------------
          O. Temple Sloan, Jr.


            /s/Ronald P. Gibson                President, Chief Executive Officer and Director         June 2, 2000
------------------------------------
            Ronald P. Gibson

                                               Vice Chairman of the Board of Directors and Chief
           /s/John L. Turner                   Investment Officer                                      June 8, 2000
------------------------------------
             John L. Turner


          /s/Gene H. Anderson                  Senior Vice President and Director                      June 8, 2000
------------------------------------
            Gene H. Anderson


         /s/Kay Nichols Callison               Director                                                June 5, 2000
------------------------------------
          Kay Nichols Callison


        /s/James R. Heistand                   Director                                                June 6, 2000
------------------------------------
            James R. Heistand


        /s/Thomas W. Adler                     Director                                                June 8, 2000
------------------------------------
             Thomas W. Adler


      /s/William E. Graham, Jr.                Director                                                June 8, 2000
------------------------------------
         William E. Graham, Jr.


      /s/L. Glenn Orr, Jr.                     Direcr                                                  June 8, 2000
------------------------------------
            L. Glenn Orr, Jr.

     /s/Willard H. Smith, Jr.                  Director                                                June 8, 2000
-------------------------------------------
          Willard H. Smith, Jr.


    /s/Carman J. Liuzzo                        Vice President, Chief Financial Officer and             June 2, 2000
------------------------------------           Treasurer (Principal Accounting Officer)
            Carman J. Liuzzo


                                                   Exhibit Index

Exhibit No.       Description
-----------       -----------

5.1 Opinion of Alston & Bird LLP regarding the legality of the shares of Common Stock being registered

23.1              Consent of Alston & Bird LLP (included in Exhibit 5.1)

23.2              Consent of Ernst & Young LLP

99.1              Highwoods Properties, Inc. 2000 Employee Stock Purchase Plan